HECO Exhibit 4(e)

THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT TO THE

EXTENT PROVIDED IN THE TRUST AGREEMENT (AS DEFINED BELOW)

CERTIFICATE NO.	NO. OF TRUST COMMON SECURITIES
TC-1	61,856

CERTIFICATE EVIDENCING TRUST COMMON SECURITIES

OF

HECO CAPITAL TRUST III

6.500% Trust Common Securities

(Liquidation Preference $25 Per Common Security)

HECO Capital Trust III, a statutory trust created under the laws of the State of Delaware (the “Trust”), hereby certifies that Hawaiian Electric Company, Inc. (the “Holder”) is the registered owner of sixty one thousand eight hundred fifty six (61,856) common securities of the Trust representing undivided beneficial interests in the assets of the Trust and designated as the 6.500% Trust Common Securities (Liquidation Preference $25 per Common Security) (the “Trust Common Securities”). Except as provided in Section 5.10 of the Trust Agreement (as defined below) the Trust Common Securities are not transferable and any attempted transfer hereof shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Trust Common Securities are set forth in, and this certificate and the Trust Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of March 1, 2004, as the same may be amended from time to time (the “Trust Agreement”). The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

IN WITNESS WHEREOF, the undersigned Administrative Trustees of the Trust have executed this certificate this 18th day of March, 2004.

HECO CAPITAL TRUST III

By:	/s/ RICHARD A. VON GNECHTEN	By:	/s/ LORIE ANN NAGATA
Name:	Richard A. von Gnechten	Name:	Lorie Ann Nagata
	Administrative Trustee		Administrative Trustee